SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] [ ] [ ] [X] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss. 240.14a-12

CEDAR SHOPPING CENTERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] [ ]	No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) (2) (3) (4) (5)	Title of each class of securities to which transaction applies:_________________________
Aggregate number of securities to which transaction applies:________________________
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________________
Proposed maximum aggregate value of transaction:_______________________________
Total fee paid:___________________________________________________________

[ ] [ ]	Fee previously paid with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:__________________________________

Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, NY 11050

A REMINDER

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY
OR HOW FEW SHARES YOU OWN.

September 6, 2007

Dear Stockholder:

According to our latest records, we have not yet received your vote for the Special Shareholder Meeting of Cedar Shopping Centers on Wednesday September 12th.

Regardless of the number of shares you own, it is important that they be represented at this meeting and we would very much appreciate your support.

We are asking you to vote the enclosed proxy for Proposal 1: To amend the articles of incorporation to increase the authorized common stock and Proposal 2: To amend the articles of incorporation to increase the authorized preferred stock (with provisions to prevent issuance of preferred stock by the Company in a manner to frustrate a takeover). The proposals cannot be effected unless they are adopted by the affirmative vote of 2/3rds of the outstanding shares entitled to vote. If you fail to vote, the effect, regrettably, will be the same as a vote against. Therefore, regardless of the number of shares you own, it is important they be represented at the meeting and, as you know, we would appreicate a vote “for” each of the two proposals.

Please refer to the enclosed Vote Instruction Form for instructions on voting your shares using the internet or telephone. Alternatively, you may call our Proxy Solicitation agent The Altman Group for assistance at 800-314-9816.

Time is short — please vote your proxy by telephone, Internet or mail today!

Thank you in advance for your (prompt) support.

Sincerely,
Your Board of Directors

IF YOU HAVE RECENTLY VOTED YOUR SHARES, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.